UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2026 (August 11, 2026)

East West Ave Acquisition Corp
(Exact name of registrant as specified in its charter)

Nevada	001-43355	41-2320127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

5725 S Valley View Blvd, Ste 5 #378094

Las Vegas, NV 89118

(Address of principal executive offices)

802-242-1238

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one share of common stock, $0.0001 par value, and one Right to acquire one-fourth of one share of common stock	EWAVU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	EWAV	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-fourth of one share of common stock	EWAVR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 11, 2026, East West Ave Acquisition Corp. (the “Company”) announced that holders of the Company’s units may elect to separately trade the common stock and rights included in its units, commencing on or about August 14, 2026.

The common stock and rights will trade on the Nasdaq Global Market (“Nasdaq”) under the symbols “EWAV,” and “EWAVR,” respectively. Units not separated will continue to trade on Nasdaq under the symbol “EWAVU.”

On August 11, 2026, the Company issued a press release announcing the separation of units. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits
99.1	Press Release dated August 11, 2026

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

East West Ave Acquisition Corp.

	By:	/s/ Maoli (Molly) Huang
	Name:	Maoli (Molly) Huang
	Title:	Chief Executive Officer

Date: August 11, 2026

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